Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

660 NEWPORT CENTER DRIVE, SUITE 1600

NEWPORT BEACH, CA 92660-6422

October 19, 2004

IntraLase Corp.

3 Morgan

Irvine, California 92618

Re:	Registration Statement on Form S-8—Amended and Restated Stock Option Plan, 2000 Stock Incentive Plan, 2000 Executive Option Plan, 2004 Stock Incentive Plan and Employee Stock Purchase Plan

Ladies and Gentlemen:

At your request, we have examined the form of Registration Statement on Form S-8 (the “Registration Statement”) being filed by IntraLase Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 10,648,300 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), issuable under the Company’s Amended and Restated Stock Option Plan, 2000 Stock Incentive Plan, 2000 Executive Option Plan, 2004 Stock Incentive Plan and Employee Stock Purchase Plan (collectively, the “Plans”).

We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

Based on the foregoing, it is our opinion that the 10,648,300 shares of Common Stock, when issued under the Plans and against full payment therefor in accordance with the respective terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/S/ STRADLING YOCCA CARLSON & RAUTH